UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2009

TeamStaff, Inc.
 (Exact name of registrant as specified in its charter)

New Jersey	0-18492	22-1899798
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Executive Drive Somerset, NJ	08873
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 523-9897

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 17, 2009, TeamStaff, Inc. (the “Company”) received a staff deficiency letter from The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that for the past 30 consecutive business days, the closing bid price per share of its common stock was below the $1.00 minimum bid price requirement for continued listing on the Nasdaq Capital Market set forth in Nasdaq Listing Rule 5550(a)(2) (the “Listing Rule”). As a result, the Company was notified by Nasdaq that it is not in compliance with the Listing Rule. Nasdaq has provided the Company with 180 calendar days, or until June 15, 2010, to regain compliance. This notification has no immediate effect on the Company’s listing on the Nasdaq Capital Market or on the trading of the Company’s common stock.

To regain compliance with the Listing Rule, the closing bid price of the Company’s securities must meet or exceed $1.00 per share for a minimum of ten consecutive business days during the 180 day grace period. If the Company’s common stock does not regain compliance with the Listing Rule during this grace period, Nasdaq will provide written notice that the Company’s securities may be delisted from The Nasdaq Capital Market. In that event, the Company may appeal the decision to a Nasdaq Listing Qualifications Panel. There can be no guarantee that the Company will be able to regain compliance with this requirement.

On December 22, 2009, the Company issued a press release announcing its receipt of Nasdaq’s letter. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

The following exhibit is attached to this Form 8-K:

(d)	Exhibit Number	Exhibit Title or Description
	99.1	Press Release dated December 22, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TeamStaff, Inc.

By: /s/ Rick Filippelli
Name: Rick Filippelli
Title:   President and Chief Executive Officer

Date:   December 22, 2009

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release dated December 22, 2009.

2